Exhibit 23.3

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement of SAI.TECH Global Corporation on Amendment No.3 to Form F-1 of our report dated May 31, 2022 with respect to the consolidated financial statements of SAITECH Limited.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Audit Alliance LLP

Audit Alliance LLP

Singapore

September 26, 2022